
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         MAR-31-1999
<CASH>                                               450,450
<SECURITIES>                                         2,666,281
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       25,653,434<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           24,401,673
<TOTAL-LIABILITY-AND-EQUITY>                         25,653,434<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     400,484<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     788,343<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   73,899
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,383,033)<F5>
<EPS-BASIC>                                        (48.59)
<EPS-DILUTED>                                        000

<F1>Included in Total assets is Accounts receivable from affiliates of $173,739,
Tenant security deposit escrow of $3,758, Investments in Local Limited Partnerships of $21,538,791, Rental property of $778,843, Replacement reserve escrow of $7,425, Other assets of $32,658 and Prepaid assets of $1,489.
<F2>Included in Total  liabilities  and equity is Deferred  revenue of $146,818,
Accounts payable to affiliates of $143,443, Accounts payable and accrued expenses of $133,838, Mortgage note payable of $706,873, Tenant security deposits payable of $3,803 and minority interest in Local Limited Partnership of $116,986. <F3>Total revenue includes Investment of $159,094, Rental of $117,971 and Other revenue of $123,419. <F4>Included in Other expenses are General and administrative of $453,057, Asset management fees of $243,169, Rental operations of $73,899, Depreciation of $27,043 and Amortization of $24,813. <F5>Net Loss includes Minority interest in losses of Local Limited Partnership of $(17) and Equity in losses of Local Limited Partnerships of $(2,944,720).

